Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
	Lyne Andrich	303.312.3458
	Sue Hermann	303.312.3488

COBIZ INC. Reports 11.5% Increase in Quarterly Net Income

Arizona banking franchise leads company with 50%+ growth in loans, deposits

DENVER — July 21, 2005 — COBIZ INC. (Nasdaq: COBZ), a $1.79 billion financial services company, today reported an 11.5% increase in net income, ending the second quarter of 2005 at $4.41 million, up from $3.95 million for the second quarter of 2004. Diluted earnings per share for the second quarter of 2005 were $0.19, compared to $0.18 for the second quarter of 2004. For the first six months of 2005, the company grew net income by 23.0%, to $9.23 million, and diluted earnings per share by 21.2%, to $0.40, compared to the first six months of 2004.

“Our results for the first half of 2005 were in line with our expectations,” said Steven Bangert, chairman and CEO, COBIZ INC. “Our banking franchise is having a very good year, increasing net income by 26% on a year-over-year basis. For the first six months of 2005, net income for the combined fee-based businesses increased to $628,000 from $218,000 for the first six months of 2004. Although our fee-based companies combined for a small loss during the second quarter, we expect them to have much stronger results for the remainder of 2005. This is typical of the seasonality in our franchise that has historically driven stronger earnings into the second half of the year, particularly in the fourth quarter.”

Some of Bangert’s optimism derives from the continuing strength of the Arizona economy, which is driving the strong performance of the company’s banking franchise. “In the second quarter of 2005, our Arizona bank contributed more than $1 million in net income to our results,” said Bangert. “This marks the first time it has crossed that barrier and represents a $746,000 improvement over the second quarter of 2004. This growth stems not only from our ability to gain market share in the Phoenix market but also Arizona’s healthy economy.”

-more-

CoBiz Earnings, 2Q2005

The Blue Chip Economic Forecast recently noted that since 1950, Arizona has never ranked lower than fourth in the nation in terms of population growth. In that same time period, the state has ranked no lower than third in terms of job growth. Much of the growth is focused in the Phoenix metro area, which between May 2004 and May 2005 posted the second-highest job gains in the United States, adding 64,100 jobs for a 3.8% increase. In addition, the metropolitan area is on pace to break the 2004 record in terms of residential housing permit issuance with almost 27,000 permits issued in the first five months of 2005.

The economic situation continues to improve in Colorado, the other area of operations for the company. Since the beginning of the year, Colorado has ranked among the top ten states in terms of job growth, a significant turn around from the end of 2003 when it ranked 45th. Between May 2004 and May 2005, the Denver metro area added 22,500 jobs, driven by strong increases in the natural resources and mining sector. Employment grew in all 11 industry sectors tracked for the metro area with strong year-to-date gains in professional and business services, one of the company’s primary customer targets.

Commercial Banking

The banks – Colorado Business Bank and Arizona Business Bank – combined to increase loans by 16.9%, or $172.89 million, from the second quarter of 2004 to the second quarter of 2005. The growth was driven by the Arizona bank, which posted a 47.7% increase in loan outstandings from the second quarter of 2004 to the second quarter of 2005. “The larger, more mature portfolio of the Colorado bank experienced an abnormally high level of paydowns in the second quarter, running at $30 million higher than our historic rate,” said Jonathan C. Lorenz, vice chair and CEO, Colorado Business Bank and Arizona Business Bank. “Within our term commercial real estate portfolio, the flat yield curve environment allowed many of our customers to refinance their intermediate-term mortgages with non-depository institutions at very favorable long-term fixed rates; however, the Colorado bank was able to post an increase in total loans, which were up marginally from the first quarter of 2005, and 7.2% over one year ago.”

The combined banks grew deposits and customer repurchase agreements (repos) by 19.5%, or $228.67 million, from the second quarter of 2004 to the second quarter of 2005. The Colorado bank led the increase, growing deposits and repos by $163.57 million, or 17.0%, on a year-over-year basis. The Arizona bank also showed strong deposit growth, increasing its deposit and repo base at an annualized rate of 50.4% on a linked quarter basis and 32.0% on a year-over-year basis. On a combined basis, the banks posted solid increases in non-interest-bearing deposits, which grew at an annualized rate of 44.9% from the prior quarter and 21.4% compared to one year ago. At the end of the second quarter of 2005, non-interest-bearing deposits comprised 29.6% of the company’s total deposit and repo portfolio.

“Clearly, our Arizona bank has gained traction in the Phoenix market, as evidenced by the outstanding loan and deposit growth for that franchise,” said Lorenz. “As of June 30, 2005, Arizona Business Bank represented 26.7% of our banking franchise, up from 21.5% one year ago. We’re pleased with our success in building that franchise. We recently opened our seventh bank in Arizona which is located in the Chandler area and is led by Jeff Wentzel, a 26-year career veteran of Wells Fargo. Jeff has hired two outstanding senior-level professionals, also out of the Wells organization, and is enjoying early success. We’re also pleased with the strength of our Colorado franchise which has compensated well for the high level of paydowns over the past six months.”

The company’s asset quality has been consistently superior to its peer group, with the second quarter of 2005 being no exception. As of June 30, 2005, nonperforming assets as a percentage of total assets were 4 basis points, and net loans charged off in the first half of 2005 totaled only $161,000, representing 3 basis points of the average loan portfolio on an annualized basis. “We continue to work diligently to safeguard our asset quality, which has truly become one of the hallmarks of our company,” said Lorenz. “The credit goes to the strength of our customer base, the solidity of our credit culture and the hard work of our bankers and our chief credit officer.”

From the first six months of 2004 to the first six months of 2005, the company’s net interest margin increased by 5 basis points. On a linked quarter basis, the net interest margin decreased by 2 basis points to 4.22%, as a result of the flattening yield curve, tighter loan spreads and greater lending and depository pricing pressure.

The company retired $20 million in trust-preferred securities on June 30, 2005, incurring a one-time charge of $160,000 for canceling the interest-rate hedge against the securities. On July 21, 2005, COBIZ announced that it intends to raise $20 million through a pooled trust-preferred securities offering scheduled to close on or about August 2, 2005. The trust-preferred securities will mature in 30 years and will be callable after five years. The securities bear an interest rate that will adjust quarterly at 3-Month LIBOR plus 1.45%. The rate on the recently retired securities also adjusted quarterly and was effectively at 3-Month LIBOR plus 4.23%. The differential in the spread will equate to an annual savings of more than $550,000.

Fee-Based Business Lines

The company’s non-banking subsidiaries helped to grow non-interest income for the first half of 2005 by $1.91 million over the first half of 2004. Non-interest income as a percentage of operating income for the same period held relatively steady at 26.2%. “Our company’s insurance segment contributes to the seasonality of our earnings as it gains momentum throughout the year and generates most of its revenue in the fourth quarter. In addition, our investment banking division often posts stronger results in the second half of the year as their clients seek to close transactions before year end,” said Bangert. “We remain comfortable that these business lines will be contributors for the year.”

Investment Banking

For the first six months of the year, Green Manning & Bunch (GMB) generated revenues of $1.97 million, compared to $1.12 million for the first six months of 2004. GMB experienced a small loss in the second quarter but Bangert anticipates the firm will have positive results for the second half of the year. The investment banking firm continues to see success from its Business Advisors division which focuses on providing professional investment banking services to lower middle-market companies. The division has closed three transactions since it was formed in mid 2004.

“We are very excited about the opportunities that exist for our Business Advisors division,” said Bangert. “Its customer profile is very similar to that of our bank’s customer base and the overall business profile in the Rocky Mountain region. We look forward to continued success from the division.”

Insurance

The company’s insurance segment is composed of Financial Designs Ltd. (FDL) and CoBiz Insurance. For the first half of the year, the segment generated revenues of $5.33 million, an 18.0% increase over the first six months of 2004.

“CoBiz Insurance established a presence in Arizona in the first quarter of 2005 which was very well received by our banking franchise there,” said Bangert. “We’ve already begun to see some preliminary results from our Arizona insurance operations and look forward to seeing some nice revenue generation by the end of the year.”

Investment Advisory and Trust

Alexander Capital Management Group (ACMG) and CoBiz Private Asset Management make up the company’s investment advisory and trust segment. The companies combined to end the first half of 2005 with $531.48 million in discretionary assets under management. This represents an increase of 14.2% from the second quarter of 2004; during the same period, the broader markets were up only marginally.

Conclusion

“The growth our banks experienced in the first half of the year combined with the improvement we expect to see from our fee-based businesses pave the way for strong operating results in the last six months of the year,” said Bangert. “All of our business lines are expected to contribute to a solid performance for COBIZ in 2005.

“We’re pleased to announce we have been named to Sandler O-Neill & Partners’ Class of 2005 ‘Sm-All Stars,’ which recognizes the 30 best performing small-cap bank holding companies based on absolute financial performance. This is our second-consecutive appearance on the list, and we’re working hard to make sure we appear again in 2006.”

In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Friday, July 22, 2005 at 11 a.m. Eastern Standard Time with Steven Bangert, chairman and CEO, COBIZ INC. The call can be accessed over the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=62236&eventID=1091283 or by telephone at 1.800.322.0079 (1.973.935.2100 for international callers).

The trust-preferred securities have not been and will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. This news release shall not constitute an offer to sell or the solicitation of an offer to buy the trust-preferred securities. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

COBIZ INC. (www.cobizinc.com) is a $1.79 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. COBIZ also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

This release contains forward-looking statements that describe COBIZ’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CoBiz Inc

June 30, 2005

(unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	JUN 2005	JUN 2004	JUN 2005	JUN 2004

INCOME STATEMENT DATA
Interest Income	$24,622	$18,416	$47,692	$35,420
Interest Expense	7,464	3,899	13,738	7,482
NET INTEREST INCOME BEFORE PROVISION	17,158	14,517	33,954	27,938
Provision for Loan and Lease Losses	660	905	1,095	1,310
NET INTEREST INCOME AFTER PROVISION
LOAN AND LEASE LOSSES	16,498	13,612	32,859	26,628
Noninterest Income	5,341	5,360	12,034	10,120
Noninterest Expense	14,898	12,724	30,314	24,751
INCOME BEFORE INCOME TAXES	6,941	6,248	14,579	11,997
Provision for Income Taxes	2,536	2,296	5,347	4,490
NET INCOME	$4,405	$3,952	$9,232	$7,507

EARNINGS PER COMMON SHARE
BASIC	$0.20	$0.18	$0.42	$0.35
DILUTED	$0.19	$0.18	$0.40	$0.33
WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	22,162	21,776	22,094	21,534
DILUTED	23,025	22,570	23,075	22,472

COMMON SHARES OUTSTANDING AT PERIOD END			22,210	21,828
BOOK VALUE PER SHARE - COMMON			$5.86	$4.93
TANGIBLE BOOK VALUE PER SHARE - COMMON			$3.98	$3.14

PERIOD END BALANCES
Total Assets			$1,791,390	$1,565,130
Loans & Leases (Net)			1,181,146	1,010,351
Goodwill and Intangible Assets			41,765	39,100
Deposits			1,269,406	1,032,051
Junior Subordinated Debentures			51,547	71,203
Common Shareholder’s Equity			130,102	107,596
Tangible Shareholder’s Equity			88,337	68,496
Interest-Earning Assets			1,660,301	1,448,006
Interest-Bearing Liabilities			1,228,115	1,110,436

BALANCE SHEET AVERAGES
Average Assets			$1,757,769	$1,459,897
Average Loans & Leases (Net)			1,136,443	965,163
Average Deposits			1,185,108	968,910
Average Junior Subordinated Debentures			71,558	48,242
Average Common Shareholder’s Equity			125,161	106,640
Average Interest-Earning Assets			1,628,941	1,354,049
Average Interest-Bearing Liabilities			1,243,042	1,036,026

	Three Months Ended		Six Months Ended
	JUN 2005	JUN 2004	JUN 2005	JUN 2004

NON-PERFORMING ASSETS
Non-Performing Loans & Leases
Loans & Leases 90 days or more past due & still accruing interest			$—	$1,580
Nonaccrual loans & leases			678	1,167
Total Non-Performing loans & leases			$678	$2,747
Repossessed Assets			6	40
Total Non-Performing assets			$684	$2,787

CHANGES IN ALLOWANCE FOR LOAN & LEASE LOSSES
Beginning Balance			$14,674	$12,403
Provision for Loan & Lease Losses			1,095	1,310
Loans & Leases Charged-off			(161)	(201)
Ending Balance			$15,608	$13,512

PROFITABILITY MEASURES
Net Interest Margin	4.22%	4.19%	4.23%	4.18%
Efficiency Ratio	66.18%	64.07%	65.64%	65.52%
Return on Average Assets	1.00%	1.05%	1.06%	1.03%
Return on Average Common Shareholder’s Equity	13.98%	14.14%	14.87%	14.16%
Noninterest Income as a Percentage of Operating Revenues	23.74%	26.97%	26.17%	26.59%

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			0.04%	0.18%
Nonperforming Loans & Leases to Total Loans & Leases			0.06%	0.27%
Allowance for Loan & Lease Losses to Total Loans & Leases			1.30%	1.32%
Allowance for Loan & Lease Losses to Nonperforming Loans & Leases			2302.06%	491.88%

CoBiz Inc.

June 30, 2005

(unaudited)

(Dollars in thousands)

	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Net interest income
Quarter ended June 30, 2005	$13,309	$4,961	$4	$4	$1	$(1,121)	$17,158
Quarter ended March 31, 2005	$13,443	$4,289	$6	$3	$18	$(963)	$16,796
Annualized quarterly growth	(4.0)%	62.8%	(133.7)%	133.7%	(378.8)%	65.8%	8.6%

Quarter ended June 30, 2004	$12,000	$3,078	$1	$1	$—	$(563)	14,517
Annual growth	10.9%	61.2%	300.0%	300.0%	100.0%	(99.1)%	18.2%

Noninterest income
Quarter ended June 30, 2005	$1,163	$336	$391	$966	$2,483	$2	$5,341
Quarter ended March 31, 2005	$998	$264	$1,578	$1,003	$2,849	$1	$6,693
Annualized quarterly growth	66.3%	109.4%	(301.7)%	(14.8)%	(51.5)%	401.1%	(81.0)%

Quarter ended June 30, 2004	$981	$285	$582	$916	$2,592	$4	5,360
Annual growth	18.6%	17.9%	(32.8)%	5.5%	(4.2)%	(50.0)%	(.4)%

Net income
Quarter ended June 30, 2005	$4,545	$1,036	$(158)	$26	$24	$(1,068)	$4,405
Quarter ended March 31, 2005	$4,621	$617	$328	$54	$354	$(1,147)	$4,827
Annualized quarterly growth	(6.6)%	272.4%	(594.3)%	(208.0)%	(373.9)%	(27.6)%	(35.1)%

Quarter ended June 30, 2004	$4,177	$290	$(133)	$70	$260	$(712)	3,952
Annual growth	8.8%	257.2%	(18.8)%	(62.9)%	(90.8)%	(50.0)%	11.5%

Earnings Per Share (Diluted)
Quarter ended June 30, 2005	$0.20	$0.05	$(0.01)	$—	$—	$(0.05)	$0.19
Quarter ended March 31, 2005	$0.20	$0.03	$0.01	$—	$0.02	$(0.05)	$0.21
Annualized quarterly growth	.0%	267.4%	(802.2)%	—	(401.1)%	.0%	(38.2)%

Quarter ended June 30, 2004	$0.19	$0.02	$(0.01)	$—	$0.01	$(0.03)	$0.18
Annual growth	5.3%	150.0%	.0%	.0%	(100.0)%	(66.7)%	5.6%

Total loans and leases
At June 30, 2005	$833,299	$363,336	$—	$—	$—	$119	$1,196,754
At March 31, 2005	$828,334	$310,872	$—	$—	$—	$183	$1,139,389
Annualized quarterly growth	2.4%	67.6%	.0%	.0%	.0%	(140.3)%	20.2%

At June 30, 2004	$777,182	$245,956	$—	$—	$—	$725	$1,023,863
Annual growth	7.2%	47.7%	.0%	.0%	.0%	(83.6)%	16.9%

Total deposits and customer repurchase agreements
At June 30, 2005	$1,126,584	$271,673	$—	$581	$—	$—	$1,398,838
At March 31, 2005	$1,094,214	$241,358	$—	$532	$—	$—	$1,336,104
Annualized quarterly growth	11.9%	50.4%	—	36.9%	—	—	18.8%

At June 30, 2004	$963,011	$205,747	$—	$1,412	$—	$—	$1,170,170
Annual growth	17.0%	32.0%	.0%	(58.9)%	.0%	.0%	19.5%

CoBiz Inc.

June 30, 2005

(unaudited)

(Dollars in thousands)

	For the Quarter ended June 30, 2005
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$18,502	$6,075	$4	$4	$1	$36	$24,622
Total interest expense	5,193	1,114	—	—	—	1,157	7,464
Net interest income	13,309	4,961	4	4	1	(1,121)	17,158
Provision for loan and lease losses	350	340	—	—	—	(30)	660
Net interest income after provision for loan and lease losses	12,959	4,621	4	4	1	(1,091)	16,498
Noninterest income	1,163	336	391	966	2,483	2	5,341
Noninterest expense and minority interest	3,298	2,251	598	865	2,335	5,551	14,898
Income before income taxes	10,824	2,706	(203)	105	149	(6,640)	6,941
Provision for income taxes	4,033	1,000	(76)	43	65	(2,529)	2,536
Net income before management fees and overhead allocations	$6,791	$1,706	$(127)	$62	$84	$(4,111)	$4,405
Management fees and overhead allocations, net of tax	2,246	670	31	36	60	(3,043)	—
Net income	$4,545	$1,036	$(158)	$26	$24	$(1,068)	$4,405

	For the Quarter ended March 31, 2005
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$17,749	$5,248	$6	$3	$18	$46	$23,070
Total interest expense	4,306	959	—	—	—	1,009	6,274
Net interest income	13,443	4,289	6	3	18	(963)	16,796
Provision for loan and lease losses	340	195	—	—	—	(100)	435
Net interest income after provision for loan and lease losses	13,103	4,094	6	3	18	(863)	16,361
Noninterest income	998	264	1,578	1,003	2,849	1	6,693
Noninterest expense and minority interest	3,458	2,349	996	851	2,185	5,577	15,416
Income before income taxes	10,643	2,009	588	155	682	(6,439)	7,638
Provision for income taxes	3,873	735	226	61	264	(2,348)	2,811
Net income before management fees and overhead allocations	$6,770	$1,274	$362	$94	$418	$(4,091)	$4,827
Management fees and overhead allocations, net of tax	2,149	657	34	40	64	(2,944)	—
Net income	$4,621	$617	$328	$54	$354	$(1,147)	$4,827

	For the Quarter ended June 30, 2004
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$14,594	$3,759	$1	$4	$—	$58	$18,416
Total interest expense	2,594	681	—	3	—	621	3,899
Net interest income	12,000	3,078	1	1	—	(563)	14,517
Provision for loan and lease losses	490	415	—	—	—	—	905
Net interest income after provision for loan and lease losses	11,510	2,663	1	1	—	(563)	13,612
Noninterest income	1,009	285	582	916	2,592	(24)	5,360
Noninterest expense and minority interest	3,268	1,792	745	768	2,132	4,019	12,724
Income before income taxes	9,251	1,156	(162)	149	460	(4,606)	6,248
Provision for income taxes	3,426	448	(59)	57	151	(1,727)	2,296
Net income before management fees and overhead allocations	$5,825	$708	$(103)	$92	$309	$(2,879)	$3,952
Management fees and overhead allocations, net of tax	1,648	418	30	22	49	(2,167)	—
Net income	$4,177	$290	$(133)	$70	$260	$(712)	$3,952

CoBiz Inc

June 30, 2005

(unaudited)

(Dollars in thousands)

	Three months ended June 30,				Six months ended June 30,
			Increase/(decrease)				Increase/(decrease)
	2005	2004	Amount	%	2005	2004	Amount	%
NONINTEREST INCOME
Deposit service charges	$752	$737	$15	2%	$1,472	$1,453	$19	1%
Other loan fees	207	165	42	25%	346	318	28	9%
Trust and advisory income	966	915	51	6%	1,969	1,795	174	10%
Insurance revenue	2,483	2,588	(105)	(4)%	5,332	4,517	815	18%
Investment banking revenue	391	582	(191)	(33)%	1,969	1,116	853	76%
Other income	542	356	186	52%	946	636	310	49%
Gain on sale of other assets and securities	0	17	(17)	(100)%	0	285	(285)	(100)%
Total noninterest income	$5,341	$5,360	$(19)	(0)%	$12,034	$10,120	$1,914	19%

	Three months ended June 30,				Six months ended June 30,
			Increase/(decrease)				Increase/(decrease)
	2005	2004	Amount	%	2005	2004	Amount	%
NONINTEREST EXPENSES
Salaries and employee benefits	$9,268	$8,185	$1,083	13%	$19,346	$15,755	$3,591	23%
Occupancy expenses, premises and equipment	2,740	2,240	500	22%	5,367	4,503	864	19%
Amortization of intangibles	138	124	14	11%	279	262	17	6%
Other operating expenses	2,743	2,175	568	26%	5,196	4,231	965	23%
Loss on sale of other assets and securities	9	0	9	100%	126	0	126	100%
Total noninterest expenses	$14,898	$12,724	$2,174	17%	$30,314	$24,751	$5,563	22%

	June 30, 2005		December 31, 2004		June 30, 2004
		% of		% of		% of
	Amount	Portfolio	Amount	Portfolio	Amount	Portfolio
LOANS AND LEASES
Commercial	$402,444	34.1%	$386,954	35.2%	$358,907	35.5%
Real Estate - mortgage	583,690	49.4%	527,266	47.9%	481,781	47.7%
Real Estate - construction	132,845	11.2%	121,138	11.0%	112,625	11.1%
Consumer	64,559	5.5%	65,792	6.0%	59,404	5.9%
Municipal Leases	13,096	1.1%	12,858	1.2%	10,421	1.0%
Small business leases	120	0.0%	299	0.0%	725	0.1%
Loans and leases	1,196,754	101.3%	1,114,307	101.3%	1,023,863	101.3%
Less allowance for loan and lease losses	(15,608)	(1.3)%	(14,674)	(1.3)%	(13,512)	(1.3)%
Net loan and leases	$1,181,146	100.0%	$1,099,633	100.0%	$1,010,351	100.0%

	June 30, 2005		December 31, 2004		June 30, 2004
		% of		% of		% of
	Amount	Portfolio	Amount	Portfolio	Amount	Portfolio

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market accounts	$458,261	32.8%	$463,013	35.5%	$388,172	33.2%
Savings	10,343	0.7%	10,684	0.8%	9,286	0.8%
Certificates of deposits under $100,000	84,566	6.0%	76,544	5.9%	77,153	6.6%
Certificates of deposits $100,000 and over	301,836	21.6%	240,795	18.5%	216,047	18.5%
Total interest-earning deposits	855,006	61.1%	791,036	60.7%	690,658	59.0%
Noninterest-bearing demand deposits	414,400	29.6%	355,974	27.3%	341,393	29.2%
Customer repurchase agreements	129,432	9.3%	156,093	12.0%	138,119	11.8%
Total deposits and customer repurchase agreements	$1,398,838	100.0%	$1,303,103	100.0%	$1,170,170	100.0%

	For the three months ended June 30,
	2005			2004
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	3,343	44	5.21%	2,444	29	4.69%
Investment securities	482,720	4,479	3.67%	410,101	3,599	3.47%
Loans and leases	1,170,091	20,209	6.83%	1,002,213	14,871	5.87%
Allowance for loan and leases	(15,293)	0	0.00%	(12,958)	0	0.00%
Total interest earning assets	1,640,861	24,732	5.96%	1,401,800	18,499	5.22%
Noninterest-earning assets
Cash and due from banks	38,124			37,518
Other	93,107			72,886
TOTAL ASSETS	$1,772,092			$1,512,204

Liabilities and Shareholders’ Equity
Deposits
NOW and Money Market Deposits	450,187	1,547	1.38%	369,511	665	0.72%
Savings Deposits	10,852	9	0.33%	9,331	7	0.30%
Certificates of Deposits
Under $100,000	86,837	590	2.73%	79,103	442	2.25%
$100,000 and over	283,000	1,962	2.78%	215,275	1,043	1.95%
Total Interest-bearing deposits	830,876	4,108	1.98%	673,220	2,157	1.29%
Other Borrowings
Securities and loans sold under agreements to repurchase and federal funds purchased	255,584	1,515	2.34%	261,196	847	1.28%
FHLB advances	84,720	656	3.07%	75,256	252	1.32%
Junior subordinated debentures	71,482	1,185	6.56%	55,910	643	4.55%
Total interest-bearing liabilities	1,242,662	7,464	2.39%	1,065,582	3,899	1.46%
Noninterest-bearing demand accounts	390,930			323,764
Total deposits and interest-bearing liabilities	1,633,592			1,389,346
Other noninterest-bearing liabilities	12,106			10,447
Total liabilities and preferred securities	1,645,698			1,399,793
Shareholders’ equity	126,394			112,411
Total liabilities and shareholders’ equity	$1,772,092			$1,512,204
Net interest income		$17,268			$14,600
Net interest spread			3.57%			3.76%
Net interest margin			4.22%			4.19%
Ratio of average interest-earning assets to average interest-bearing liabilities		132.04%		131.55%

	For the six months ended June 30,
	2005			2004
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	4,076	119	5.89%	1,987	52	5.26%
Investment securities	488,422	9,016	3.72%	386,899	6,568	3.41%
Loans and leases	1,151,519	38,779	6.79%	977,900	28,982	5.96%
Allowance for loan and leases	(15,076)	0		(12,737)	0
Total interest earning assets	1,628,941	47,914	5.93%	1,354,049	35,602	5.29%
Noninterest-earning assets
Cash and due from banks	37,475			35,220
Other	91,353			70,628
TOTAL ASSETS	$1,757,769			$1,459,897

Liabilities and Shareholders’ Equity
Deposits
NOW and Money Market Deposits	448,360	2,766	1.24%	360,032	1,263	0.71%
Savings Deposits	11,225	19	0.34%	9,135	14	0.31%
Certificates of Deposits
Under $100,000	81,496	1,052	2.60%	83,129	941	2.28%
$100,000 and over	266,415	3,421	2.59%	212,941	2,049	1.94%
Total Interest-bearing deposits	807,496	7,258	1.81%	665,237	4,267	1.29%
Other Borrowings
Securities and loans sold under agreements to repurchase and federal funds purchased	275,423	2,988	2.19%	244,278	1,541	1.27%
FHLB advances	88,565	1,269	2.89%	78,269	528	1.35%
Junior subordinated debentures	71,558	2,223	6.26%	48,242	1,146	4.78%
Total interest-bearing liabilities	1,243,042	13,738	2.23%	1,036,026	7,482	1.45%
Noninterest-bearing demand accounts	377,612			303,673
Total deposits and interest-bearing liabilities	1,620,654			1,339,699
Other noninterest-bearing liabilities	11,954			13,558
Total liabilities and preferred securities	1,632,608			1,353,257
Shareholders’ equity	125,161			106,640
Total liabilities and shareholders’ equity	$1,757,769			$1,459,897
Net interest income		$34,176			$28,120
Net interest spread			3.70%			3.84%
Net interest margin			4.23%			4.18%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.04%			130.70%